Exhibit 4.04






                      SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK,


                                     Trustee

                         ------------------------------


                       FIFTY-THIRD SUPPLEMENTAL INDENTURE

           (SUPPLEMENTAL TO INDENTURE OF SOUTH CAROLINA POWER COMPANY

                          DATED AS OF JANUARY 1, 1945)

                                  PROVIDING FOR

                       FIRST AND REFUNDING MORTGAGE BONDS,

                         0% SERIES DUE DECEMBER 31, 2098

          ISSUED BY SOUTH CAROLINA ELECTRIC & GAS COMPANY, AS SUCCESSOR
                                   CORPORATION

                         TO SOUTH CAROLINA POWER COMPANY


                                                        Dated as of May 1, 1999

         THE  INDENTURE  OF SOUTH  CAROLINA  ELECTRIC  & GAS  COMPANY TO CENTRAL
         HANOVER BANK AND TRUST COMPANY, PREDECESSOR TRUSTEE TO THE CHASE MANHATTAN BANK, AS TRUSTEE, DATED AS OF JANUARY 1, 1945 (THE "INDENTURE"), RECORDED IN THE RMC OFFICE OF THIS COUNTY AS DESCRIBED ON EXHIBIT A HERETO, AS HERETOFORE AMENDED AND SUPPLEMENTED AND AS AMENDED AND SUPPLEMENTED BY THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE THERETO IS SUBJECT TO, AND IS INTENDED TO TAKE ADVANTAGE OF, THE PROVISIONS OF SECTIONS 29-1-10 AND 29-3-80, S. C. CODE OF LAWS (1976), AS AMENDED. THE LIEN OF THE INDENTURE, AS SUPPLEMENTED OR AMENDED FROM TIME TO TIME, SHALL CONTINUE UNTIL SATISFIED OR RELEASED OF RECORD REGARDLESS OF WHETHER OR NOT SUCH INDENTURE STATES A MATURITY DATE. FURTHER, AS SET FORTH IN THE INDENTURE, THE LIEN AFFECTS AFTER-ACQUIRED PROPERTY.


           (The Chase Manhattan Bank, formerly known as Chemical Bank)

         THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE, dated as of May 1, 1999, made and entered into by and between SOUTH CAROLINA ELECTRIC & GAS COMPANY, a corporation organized and existing under the laws of the State of South Carolina, with its principal place of business in Columbia, Richland County, South Carolina (the "Company"), party of the first part, and THE CHASE MANHATTAN BANK (successor to Central Hanover Bank and Trust Company), a corporation organized and existing under the laws of the State of New York, with its principal office in the Borough of Manhattan, The City of New York (the "Trustee"), as Trustee under the Indenture dated as of January 1, 1945 between the South Carolina Power Company (the "Power Company") and Central Hanover Bank and Trust Company, as Trustee, party of the second part;

         Whereas, the Power Company heretofore executed and delivered to the Trustee an Indenture dated as of January 1, 1945 (the "Original Indenture"), a Supplemental Indenture thereto dated as of May 1, 1946, a Supplemental Indenture thereto dated as of May 1, 1947 and a Third Supplemental Indenture thereto dated as of July 1, 1949; and

         Whereas, the Company heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of April 1, 1950, wherein, among other things, (i) the Company assumed the due and punctual payment of the principal of, premium, if any, and interest on all bonds theretofore authenticated under the Original Indenture as theretofore supplemented, according to their tenor, and the due and punctual performance of all of the covenants and agreements of the Original Indenture, as theretofore supplemented, required to be kept or performed by the Power Company and (ii) the Company conveyed, transferred and mortgaged to the Trustee and subjected to the lien of the Original Indenture as theretofore supplemented, as supplemented by the Fourth Supplemental Indenture, and as it might thereafter be supplemented, all property then owned or thereafter to be acquired by the Company, except property of a character similar to that excluded from the lien of the Original Indenture; and

         Whereas, upon the execution and delivery of said Fourth Supplemental Indenture, dated as of April 1, 1950, the Company succeeded to and became substituted for the Power Company as Successor Corporation to the Power Company under the Original Indenture, as contemplated by Article XV of the Original Indenture; and

         Whereas, the Company, as such Successor Corporation, has heretofore executed and delivered to the Trustee the following supplemental indentures:

          DESIGNATION                                     DATED AS OF

Fifth Supplemental Indenture...........................December 1, 1950
Sixth Supplemental Indenture...............................July 1, 1951
Seventh Supplemental Indenture.............................June 1, 1953
Eighth Supplemental Indenture..............................June 1, 1955
Ninth Supplemental Indenture...........................November 1, 1957
Tenth Supplemental Indenture..........................September 1, 1958
Eleventh Supplemental Indenture.......................September 1, 1960
Twelfth Supplemental Indenture.............................June 1, 1961
Thirteenth Supplemental Indenture......................December 1, 1965
Fourteenth Supplemental Indenture..........................June 1, 1966
Fifteenth Supplemental Indenture...........................June 1, 1967
Sixteenth Supplemental Indenture......................September 1, 1968
Seventeenth Supplemental Indenture.........................June 1, 1969
Eighteenth Supplemental Indenture......................December 1, 1969
Nineteenth Supplemental Indenture..........................June 1, 1970

Twentieth Supplemental Indenture.............................March 1, 1971
Twenty-first Supplemental Indenture........................January 1, 1972
Twenty-second Supplemental Indenture..........................July 1, 1974
Twenty-third Supplemental Indenture............................May 1, 1975
Twenty-fourth Supplemental Indenture..........................July 1, 1975
Twenty-fifth Supplemental Indenture.......................February 1, 1976
Twenty-sixth Supplemental Indenture.......................December 1, 1976
Twenty-seventh Supplemental Indenture........................March 1, 1977
Twenty-eighth Supplemental Indenture...........................May 1, 1977
Twenty-ninth Supplemental Indenture.......................February 1, 1978
Thirtieth Supplemental Indenture..............................June 1, 1978
Thirty-first Supplemental Indenture..........................April 1, 1979
Thirty-second Supplemental Indenture..........................June 1, 1979
Thirty-third Supplemental Indenture..........................April 1, 1980
Thirty-fourth Supplemental Indenture..........................June 1, 1980
Thirty-fifth Supplemental Indenture.......................December 1, 1980
Thirty-sixth Supplemental Indenture..........................April 1, 1981
Thirty-seventh Supplemental Indenture.........................June 1, 1981
Thirty-eighth Supplemental Indenture.........................March 1, 1982
Thirty-ninth Supplemental Indenture.........................April 15, 1982
Fortieth Supplemental Indenture................................May 1, 1982
Forty-first Supplemental Indenture........................December 1, 1984
Forty-second Supplemental Indenture.......................December 1, 1985
Forty-third Supplemental Indenture............................June 1, 1986
Forty-fourth Supplemental Indenture.......................February 1, 1987
Forty-fifth Supplemental Indenture.......................September 1, 1987
Forty-sixth Supplemental Indenture.........................January 1, 1989
Forty-seventh Supplemental Indenture.......................January 1, 1991
Forty-eighth Supplemental Indenture.......................February 1, 1991
Forty-ninth Supplemental Indenture...........................July 15, 1991
Fiftieth Supplemental Indenture............................August 15, 1991
Fifty-first Supplemental Indenture...........................April 1, 1993
Fifty-second Supplemental Indenture...........................July 1, 1993

all supplemental to the Original Indenture; the Original Indenture, together with all instruments stated to be supplemental thereto to which the Trustee has heretofore been or shall hereafter be a party, including the aforesaid supplemental indentures and this Fifty-third Supplemental Indenture (herein sometimes referred to as "this Supplemental Indenture"), being herein sometimes referred to collectively as the "Mortgage"; and

         Whereas, the Company, as such Successor Corporation, has executed certain mortgages, specifically subjecting to the lien of the Mortgage certain property purchased, constructed or otherwise acquired by the Company subsequent to January 1, 1965; and

         Whereas, there have been issued under the Original Indenture as heretofore supplemented, the following series of First and Refunding Mortgage Bonds, of which the following principal amounts were outstanding at the date of this Supplemental Indenture:

                                              PRINCIPAL          PRINCIPAL
                                               AMOUNT             AMOUNT
                    SERIES                     ISSUED          OUTSTANDING

3% Series due 1975
"Bonds of the First Series".................. $ 8,000,000          None
3% Series due 1977
"Bonds of the Second Series".................   4,000,000          None
3 1/8% Series due 1979
"Bonds of the Third Series"..................   4,000,000          None
3% Series due 1980
"Bonds of the Fourth Series".................  72,445,000          None
3% Series A due 1980
"Bonds of the Fifth Series"..................   4,000,000          None
3 3/4% Series due 1981
"Bonds of the Sixth Series"..................   6,000,000          None
4 1/8% Series due 1983
"Bonds of the Seventh Series"................   4,000,000          None
3 1/2% Series due 1985
"Bonds of the Eighth Series".................   5,000,000          None
5 1/2% Series due 1987
"Bonds of the Ninth Series"..................  10,000,000          None
4 7/8% Series due 1988
"Bonds of the Tenth Series"..................  10,000,000          None
5% Series due 1990
"Bonds of the Eleventh Series"...............  10,000,000          None
5% Series due June 1, 1991
"Bonds of the Twelfth Series"................   8,000,000          None
4 7/8% Series due 1995
"Bonds of the Thirteenth Series".............  16,000,000          None
5.45% Series due 1996
"Bonds of the Fourteenth Series".............  15,000,000          None
6% Series due June 1, 1997
"Bonds of the Fifteenth Series"..............  15,000,000          None
6 1/2% Series due September 1, 1998
"Bonds of the Sixteenth Series".............. 112,064,000          None
8% Series due June 1 1999
"Bonds of the Seventeenth Series"............  35,000,000          None
9 1/8% Series due December 1, 1999
"Bonds of the Eighteenth Series".............  15,000,000          None
9 7/8% Series due June 1, 2000
"Bonds of the Nineteenth Series".............  30,000,000          None
8% Series due March 1, 2001
"Bonds of the Twentieth Series"..............  35,000,000          None

                                                 PRINCIPAL         PRINCIPAL
                                                  AMOUNT            AMOUNT
             SERIES                                ISSUED         OUTSTANDING

7 1/4% series due January 1, 2002
"Bonds of the Twenty-first Series"............  $30,000,000          None
10 1/2% Series due July 1, 1979
"Bonds of the Twenty-second Series"...........   35,000,000          None
10 1/2% Series due May 1, 1990
"Bonds of the Twenty-third Series"............   15,000,000          None
9 3/8% Series due July 1, 1984
"Bonds of the Twenty-fourth Series"...........   25,000,000          None
9 1/8% Series due February 1, 2006
"Bonds of the Twenty-fifth Series"............    50,000,000         None
8.40% Series due December 1, 2006
"Bonds of the Twenty-sixth Series"............    50,000,000         None
8 3/8% Series due March 1, 2007
"Bonds of the Twenty-seventh Series"..........    30,000,000         None
7% Series due May 1, 1982
"Bonds of the Twenty-eighth Series"...........    50,000,000         None
8.90% Series due February 1, 2008
"Bonds of the Twenty-ninth Series"............    30,000,000         None
8.45% Series due June 1, 1981
"Bonds of the Thirtieth Series"...............    40,000,000         None
10 1/8% Series due April 1, 2009
"Bonds of the Thirty-first Series"............    35,000,000         None
9 7/8% Series due June 1, 2009
"Bonds of the Thirty-second Series" ..........    50,000,000         None
14 1/2% Series due 1983-1987
"Bonds of the Thirty-third Series"............    80,000,000         None
12.15% Series due June 1, 2010
"Bonds of the Thirty-fourth Series"...........    50,000,000         None
14 1/2% Series due April 1, 1982
"Bonds of the Thirty-fifth Series"............    15,000,000         None
14 3/8% Series due October 1, 1986
"Bonds of the Thirty-sixth Series"............    15,000,000         None
16% Series due June 1, 2011
"Bonds of the Thirty-seventh Series"..........    70,000,000         None
14 1/2% Series due April 1,1984
"Bonds of the Thirty-eighth Series"...........    15,000,000         None
15 1/2% Series due April 15, 1989
"Bonds of the Thirty-ninth Series"............    60,000,000         None
15 5/8% Series due May 1, 1987
"Bonds of the Fortieth Series"................    25,000,000         None
15% Series due September 1, 2014
"Bonds of the Forty-first Series".............    57,000,000    $ 56,820,000

                                                  PRINCIPAL          PRINCIPAL
                                                   AMOUNT             AMOUNT
             SERIES                                 ISSUED         OUTSTANDING

15% Series A due September 1, 2014
"Bonds of the Forty-second Series"........... $   5,500,000     $   5,210,000
15% Series B due September 1, 2014
"Bonds of the Forty-third Series"............     1,100,000         1,090,000
8 3/4% Series due February 1, 2017
"Bonds of the Forty-fourth Series"...........   100,000,000              None
15% Series C due September 1 2014
"Bonds of the Forty-fifth Series"............     4,365,000         4,365,000
20% Series due February 1, 1991
"Bonds of the Forty-sixth Series"............    75,000,000              None
20% Series due January 14, 1991
"Bonds of the Forty-seventh Series"..........    70,000,000              None
20% Series due February 4, 1992
"Bonds of the Forty-eighth Series"...........    75,000,000              None
9% Series due July 15, 2006
"Bonds of the Forty-ninth Series"............   145,000,000       130,771,000
8 7/8% Series due August 15, 2021
"Bonds of the Fiftieth Series"...............   155,000,000       113,450,000
Series A due December 1, 2093
"Bonds of the Fifty-first Series"............   375,000,000       375,000,000
Series B due December 1, 2093
"Bonds of the Fifty-second Series"...........   740,035,000       425,000,000

; and

      Whereas, it is provided in Section 2.01 of the Original Indenture that the aggregate principal amount of bonds which may be secured by the Mortgage shall be such aggregate principal amount as may from time to time be authenticated and delivered under the provisions thereof, provided, however, that until an indenture or indentures supplemental thereto shall be executed and delivered by the Company to the Trustee pursuant to authorization by the Board of Directors and filed for record in all counties in which the mortgaged and pledged property is located, increasing or decreasing the amount of future advances and other indebtedness and sums which may be secured thereby, the Mortgage may secure future advances and other indebtedness and sums not to exceed in the aggregate $50,000,000; and

      Whereas, Section 1.01 of the aforesaid Sixth Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $50,000,000 to $100,000,000; and

      Whereas, Section 1.01 of the aforesaid Twelfth Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $100,000,000 to $200,000,000; and

      Whereas, Section 2.01 of the aforesaid Seventeenth Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $200,000,000 to $300,000,000; and

      Whereas, Section 2.01 of the aforesaid Twenty-first Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $300,000,000 to $500,000,000; and

      Whereas, Section 2.01 of the aforesaid Twenty-seventh Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $500,000,000 to $1,000,000,000; and

      Whereas, Section 1.04 of the aforesaid Forty-ninth Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $1,000,000,000 to $1,500,000,000; and

      Whereas, the Company, as Successor Corporation as aforesaid, by appropriate corporate action taken by its Board of Directors in accordance with the provisions of said Section 2.01 of the Original Indenture, has determined to increase the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $1,500,000,000 to $5,000,000,000 and has duly authorized the execution and delivery to the Trustee of this Fifty-third Supplemental Indenture to effect such increase; and

      Whereas, it is provided in Section 2.01 of the Twenty-third Supplemental Indenture that Article XVII of the Original Indenture shall be amended as set forth therein at such time after the required consents, if any, of the holders of bonds of other series shall have been given as therein provided; and

      Whereas, it is further provided in Section 2.01 of the Twenty-third Supplemental Indenture that the amendments to Article XVII of the Original Indenture set forth therein shall, subject to the Company and the Trustee entering into an indenture or indentures supplemental to the Original Indenture for the purpose of so amending said Article XVII, become effective at the earlier of (a) such date as no bonds created prior to the bonds of the Twenty-third Series shall remain outstanding or (b) such date as the holders of all series created prior to the bonds of the Twenty-third Series shall have consented thereto; and

      Whereas, no bonds created prior to the bonds of the Twenty-third Series remain outstanding on the date of this Supplemental Indenture and the holders of all bonds of other series thereafter issued and now outstanding under the Original Indenture have consented to the aforesaid amendments to Article XVII of the Original Indenture; and

      Whereas, the Company, as Successor Corporation as aforesaid, by appropriate corporate action taken by its Board of Directors in accordance with the provisions of the Original Indenture as heretofore supplemented, has duly authorized the execution and delivery to the Trustee of this Fifty-third Supplemental Indenture to effect such amendments to said Article XVII; and

      Whereas,   the  Company,  as  Successor   Corporation  as  aforesaid,   by
appropriate corporate action in conformity with the terms of the Original Indenture has duly determined to create a series of bonds under the Original Indenture, to be issued under the name of the Company, to be designated as "First and Refunding Mortgage Bonds, 0% Series due December 31, 2098" (hereinafter sometimes referred to as the "bonds of the Fifty-third Series"); and

         Whereas, all acts and things necessary to make the bonds of the Fifty-third Series, when authenticated by the Trustee and issued as in the Original Indenture and herein provided, valid, binding and legal obligations of the Company and to constitute the Original Indenture as heretofore supplemented and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the execution and delivery of this Supplemental Indenture, and the creation, execution and issue of the bonds of the Fifty-third Series subject to the Original Indenture as heretofore and hereby supplemented, have in all respects been duly authorized;

         Now, therefore, in consideration of the premises and of the acceptance by the holders thereof of bonds of the Fifty-third Series, and to set forth the form and substance of the bonds of the Fifty-third Series and the terms, provisions and conditions thereof, the Company does hereby covenant and agree to and with the Trustee and its successor or successors in trust and its and their assigns forever for the benefit of those who shall hold the bonds of the Fifty-third Series, as follows:

                                   ARTICLE ONE

                   BONDS OF THE FIFTY-THIRD SERIES AND CERTAIN
                           PROVISIONS RELATING THERETO

         Section 1.01. A. Creation of bonds of the Fifty-third Series. There is hereby created a series of bonds designated First and Refunding Mortgage Bonds, 0% Series due December 31, 2098. Such bonds of the Fifty-third Series shall be issued by the Company in its name, shall be unlimited in principal amount, subject to the limitation on the maximum aggregate principal amount of bonds permitted to be secured by the Mortgage pursuant to Section 2.01 of the Original Indenture and Section 1.04 of this Supplemental Indenture ($5,000,000,000 as of the date hereof), as the same may hereafter be increased or decreased by amendment or supplement to the Mortgage, shall mature on December 31, 2098, unless previously redeemed pursuant to the provisions hereof, and shall be issuable only in fully registered form without coupons in denominations of $1,000 and any multiple thereof. The serial numbers of bonds of the Fifty-third Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval. Bonds of the Fifty-third Series shall not bear interest. The principal of said bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the corporate trust offices of the Trustee. Bonds of the Fifty-third Series shall be dated as of their date of authentication, and shall be executed on behalf of the Company by its President or a Vice President by his manual signature or a facsimile thereof.

         Bonds of the Fifty-third Series may be transferred at the principal office of the Trustee in the Borough of Manhattan, the City of New York.

         B. Form of bonds of the Fifty-third Series. The bonds of the Fifty-third Series and the Trustee's authentication certificate to be executed on all of the bonds of the Fifty-third Series shall be substantially in the following forms, respectively:

                    (Form of Bond of the Fifty-third Series)

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY

                       First and Refunding Mortgage Bond,
                         0% Series due December 31, 2098
             No.                                          $

      South Carolina Electric & Gas Company, a South Carolina corporation (hereinafter called the "Company"), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _________________ Dollars on December 31, 2098, unless previously redeemed pursuant to the provisions hereof, without interest. The principal of this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

      This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of January 1, 1945 (the "Original Indenture"), and indentures supplemental thereto, given by South Carolina Power Company to Central Hanover Bank and Trust Company (now The Chase Manhattan Bank and hereinafter sometimes referred to as the "Trustee"), as trustee, and indentures supplemental thereto dated as of April 1, 1950, as of December 1, 1950, as of July 1, 1951, as of June 1, 1953, as of June 1, 1955, as of November 1, 1957, as of September 1, 1958, as of September 1, 1960, as of June 1, 1961, as of December 1, 1965, as of June 1, 1966, as of June 1, 1967, as of September 1, 1968, as of June 1, 1969, as of December 1,1969, as of June 1, 1970, as of March 1, 1971, as of January 1, 1972, as of July 1, 1974, as of May 1, 1975, as of July 1, 1975, as of February 1, 1976, as of December 1, 1976, as of March 1, 1977, as of May 1, 1977, as of February 1, 1978, as of June 1, 1978, as of April 1, 1979, as of June 1, 1979, as of April 1, 1980, as of June 1, 1980, as of December 1, 1980, as of April 1, 1981, as of June 1, 1981, as of March 1, 1982, as of April 15, 1982, as of May 1, 1982, as of December 1, 1984, as of December 1, 1985, as of June 1, 1986, as of February 1, 1987, as of September 1, 1987, as of January 1, 1989, as of January 1, 1991, as of February 1, 1991, as of July 15, 1991, as of August 15, 1991, as of April 1, 1993, as of July 1, 1993, and as of May 1, 1999, respectively, given by the Company to said Trustee, to which Original Indenture and all indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided. By the terms of the aforesaid supplemental indenture, dated as of April 1, 1950, the Company, among other things, assumed the due and punctual payment of the principal of, premium, if any, and interest on all of the bonds of South Carolina Power Company then outstanding under the aforesaid indenture of mortgage or deed of trust, dated as of January 1, 1945, of South Carolina Power Company, as theretofore supplemented, and, except as therein provided, the due and punctual performance of all the covenants and agreements of South Carolina Power Company contained in said indenture of mortgage or deed of trust as so supplemented.

      Bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any multiple thereof. This bond may be exchanged by the registered holder hereof, in person or by attorney duly authorized, at the principal office of the Trustee, in the Borough of Manhattan, City of New York, for a like aggregate principal amount of bonds of this series of any other authorized denomination or denominations, but only in the manner and subject to the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any taxes or other governmental charges payable upon such exchange.

      Upon the giving of notice of redemption, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed, in whole or in part, at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company, at its option, or by operation of various provisions of the Indenture, at any time and from time to time, upon payment of the principal amount thereof.

      In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

      No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

      Subject to the restrictions noted hereon, this bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the principal office of the Trustee, in the Borough of Manhattan, the City of New York, but only in the manner and subject to the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any taxes or other governmental charges payable upon such transfer, and upon any such transfer a new bond or bonds of the same series and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

      This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

      IN WITNESS WHEREOF, South Carolina Electric & Gas Company has caused this bond to be executed in its name by its President or one of its Vice Presidents, by his manual signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated................................................


                         SOUTH CAROLINA ELECTRIC & GAS COMPANY,

                By.............................................................
                           President or Vice President


Attest:

 .....................................................
            Secretary or Assistant Secretary



                 (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE)
                      TRUSTEE'S AUTHENTICATION CERTIFICATE

                      This bond is one of the bonds, of the
                           series designated therein,
                        described in the within-mentioned
                                   Indenture.


                                   as Trustee,

            By.............................................................
                               Authorized Officer


         Section 1.02. Redemption Provisions. Any or all of the bonds of the Fifty-third Series shall be redeemable, at the option of the Company, or by operation of various provisions of the Original Indenture, at any time and from time to time, prior to maturity, upon the giving of notice of redemption, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond of the Fifty-third Series to be redeemed in whole or in part, at the last address of such holder appearing on the registry books, upon payment of the principal amount thereof.

         Section 1.03. Sinking Fund. The respective portions of the sinking fund requirement for any year which are measured by bonds of the Fifteenth through Twenty-second Series, bonds of the Twenty-fourth through Thirty-first Series, bonds of the Thirty-third Series, bonds of the Thirty-seventh Series, bonds of the Thirty-ninth Series, bonds of the Forty-first Series, bonds of the Forty-second Series, bonds of the Forty-fourth Series, bonds of the Forty-sixth Series, bonds of the Fiftieth Series, bonds of the Fifty-first Series, bonds of the Fifty-second Series and bonds of the Fifty-third Series or by bonds of any other series the holders of which shall have consented thereto may be satisfied by certifying to the

Trustee unfunded net property additions in an amount equal to 166-2/3% of such portion of such sinking fund requirement; provided, further, however, that no unfunded net property additions shall be used to satisfy any portion of any sinking fund requirement unless there shall be delivered to the Trustee, with such certification, the applicable certificates, opinions of counsel, instruments and cash, if any, required by paragraphs (3), (4), (5), (7), (9) and
(10) of Section 4.01 of the Original Indenture showing that the Company has unfunded net property additions equal to the amounts so certified.

         Section 1.04. Increase in amount of indebtedness which may be secured by the Mortgage. The aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, is increased from $1,500,000,000 as specified in Section 2.01 of the Original Indenture, as amended by Section 1.01 of the Sixth Supplemental Indenture dated as of July 1, 1951, by Section 1.01 of the Twelfth Supplemental Indenture dated as of June 1, 1961, by Section 2.01 of the Twenty-first Supplemental Indenture dated as of January 1, 1972, by Section 2.01 of the Twenty-seventh Supplemental Indenture dated as of March 1, 1977, and by Section 1.04 of the Forty-ninth Supplemental Indenture dated as of July 15, 1991, to $5,000,000,000.

         Section 1.05. Waiver of certain rights in respect of property additions. The Company covenants and agrees that the provisions of Section 3.01 of the Fourth Supplemental Indenture, dated as of April 1, 1950, shall remain in full force and effect so long as any bonds of the Fifty-third Series shall be outstanding under the Mortgage.

         Section 1.06. Certain restriction on sale of property. The Company covenants and agrees that so long as any bonds of the Fifty-third Series shall be outstanding under the Mortgage it will not enter into any agreement with any governmental or public body, authority, agency or licensee, providing for the sale by the Company to such governmental or public body, authority, agency or licensee of any part of the mortgaged and pledged property for a consideration less than the current fair value of such property at the time of payment to the Company of such consideration.

         Section 1.07. Waiver of service charge for exchange or transfer of bonds of the Fifty-third Series. Notwithstanding the provisions of Section 2.05 of the Original Indenture, the Company covenants and agrees that so long as any bonds of the Fifty-third Series shall be outstanding under the Mortgage it will not impose any service charge for any new bond of the Fifty-third Series issued upon any exchange or transfer thereof as permitted by Section 2.06 of the Original Indenture, but the Company shall be entitled to receive funds sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company in relation thereto.

         Section 1.08 . Limitations on certain transfers of bonds of the Fifty-third Series. In case less than all of the bonds of the Fifty-third Series at the time outstanding are called for redemption, the Company shall not be required to transfer or exchange any bonds of the Fifty-third Series for a period of ten days before the mailing of a notice of redemption of bonds of the Fifty-third Series selected for redemption, to transfer or exchange any bond of the Fifty-third Series called for redemption in its entirety or to transfer or exchange any portion of a bond of the Fifty-third Series which portion has been called for redemption.

                                   ARTICLE TWO

                              AMENDMENT OF MORTGAGE

         Section  2.01.   Amendments  described  in  Twenty-third   Supplemental
Indenture and subsequent supplemental indentures. Article XVII of the Original Indenture is hereby amended in the following respects:

         A. The introductory clause of Section 17.02, which presently reads "In each and every case provided for in this Article," shall be amended so as to read "In each and every case provided for in Section 17.01 above,".

         B. Section 17.02 shall be further amended by the addition of the following new paragraph immediately after the existing text, as amended by Paragraph A above:

         "Any  supplemental  indenture  authorized by the  provisions of Section
17.01 above may be executed by the Company and the Trustee without the consent of the holders of any of the bonds at the time outstanding, notwithstanding any of the provisions of Section 17.03 hereof."

         C. There shall be inserted new Sections 17.03, 17.04 and 17.05, which Sections shall read as follows:

         "Section  17.03.  With the  consent  (evidenced  as provided in Section
12.01 hereof) of the holders of not less than sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that anything in this Article to the contrary notwithstanding (a) the bondholders shall have no power
(i) to extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change in any manner provisions relating to the sinking fund or the redemption provisions of any series of bonds outstanding hereunder, without the express consent of the holder of each bond which would be so affected, or (ii) to reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds outstanding, or (iii) to permit the creation by the Company, after the date hereof, of any mortgage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of this Indenture on any of the mortgaged property, or (iv) to deprive the holder of any bond outstanding hereunder of the lien of this Indenture on any of the mortgaged property; (b) no action hereinabove specified which would affect the rights of the holders of bonds of one or more but less than all series as evidenced by an opinion of counsel may be taken unless approved by holders of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of outstanding bonds of such one or more series affected, but if any such action would affect the bonds of two or more series, the approval of such action on behalf of the holders of bonds of such two or more series may be approved by holders of not less than sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of outstanding bonds of such two or more series, which approval need not include sixty-six and two-thirds per centum (66 2/3%) in principal amount of outstanding bonds of each of such series.

         Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of any required evidence of the consent of bondholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in a daily newspaper of general circulation in the Borough of Manhattan, The City of New York. Any failure of the Company to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         "Section 17.04. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and the holders of bonds of all series outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         "Section 17.05. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new bonds so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered without cost to the holders of bonds then outstanding, upon surrender of such bonds and, in the case of coupon bonds, with all unmatured coupons and all matured coupons not fully paid, the new bonds so issued to be of an aggregate principal amount equal to the aggregate principal amount of those so surrendered."

         D. Section 17.03 shall be renumbered as Section 17.06.

         E. There shall be inserted a new Section 17.07, which Section shall read as follows:

         "Section 17.07. For all purposes of this Indenture, in any case in which the "sinking fund requirement" for any year (as such term is used in Section 2.12 of the Original Indenture as modified by any supplemental indenture) shall, because of the provisions of any supplemental indenture, include an amount in excess of one per centum (1%) of the aggregate principal amount of bonds of any series authenticated and delivered by the Trustee pursuant to the provisions of Articles III, IV and VI of the Original Indenture prior to January 1 of such year, to the extent that

               (i) the principal amount of bonds of such series deposited with the Trustee pursuant to said Section 2.12 in such year and/or the principal amount of bonds of such series purchased, paid or redeemed by the use of cash deposited pursuant to said Section 2.12 in such year, shall, as a result of the provisions of such supplemental indenture, exceed

               (ii) an amount equal to one per centum (1%) of the aggregate principal amount of bonds of such series authenticated and delivered by the Trustee pursuant to the provisions of Articles III, IV and VI of the Original Indenture prior to January 1 of the year of such deposit of bonds and/or cash (after deducting from such aggregate principal amount of bonds of such series so authenticated, the principal amount of bonds of such series which, prior to such January 1, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased, redeemed or paid at maturity by the use of proceeds of released property), from and after the time when all bonds of such series shall have ceased to be outstanding, such excess principal amount of bonds of such series shall be deemed not to have been cancelled or redeemed pursuant to the provisions of said
Section 2.12 of the Original Indenture, but shall be deemed to have been redeemed pursuant to Section 9.01 of the Original Indenture."

         Section 2.02. Additional amendments requiring consent of requisite holders of outstanding bonds. The holder of all of the outstanding bonds of the Fifty-first and Fifty-second Series, being the holder of 82.0% of the outstanding bonds under the Original Indenture, having consented thereto, the Original Indenture is further amended in the following respects:

         A. Clause (a) of Section 1.11 of the Original Indenture shall be amended to read as follows:

"(a) ten-sevenths (10\7ths) of the aggregate principal amount of bonds theretofore authenticated and delivered upon the basis of unfunded net property additions or for the authentication and delivery of which upon such basis any other application is then pending;"

         B. Section 7.07 of the Original Indenture (except the first paragraph of such Section) and all provisions and references relating to Section 7.07 in the Mortgage, and clause (c) of Section 1.11 of the Original Indenture, shall be deleted.

         C. The  fraction  set forth at the  beginning  of clause (b) of Section
1.11 of the Original Mortgage is hereby amended from "ten-sixths (10/6ths)" to "ten-sevenths (10/7ths)".

         D. The first  paragraph of Section 4.01 and  paragraph  3(b) of Section
10.03 of the Original Mortgage shall be amended by changing the percentage therein from "sixty per centum (60%)" to "seventy per centum (70%)".

         E. Section 1.03 of the Original Indenture shall be amended to read as follows:

         "Section 1.03. The term 'net earnings certificate' shall mean an accountant's certificate stating:

         I. for a period of twelve (12) consecutive calendar months within the eighteen (18) consecutive calendar months immediately preceding the date of the application for the authentication and delivery of bonds of which the net earnings certificate is a part, the 'net earnings' of the Company, which shall be the amount stated in (7) below;

and specifying

         (1) its gross operating revenues (which may include revenues of the Company subject when collected to possible refund at a future date);

         (2) its operating expenses, including, without limitation, (A) expenses and accruals for repairs and maintenance, (B) expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), (C) assessments, (D) rentals and (E) insurance, but excluding
         (W) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (X) expenses or provisions for interest on any indebtedness of the Company, for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (Y) expenses or provisions for any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment), whether or not recorded as an extraordinary item in the Company's books of account, and (Z) provisions for any refund of revenues subject to possible refund at a future date;

         (3) the amount remaining after deducting the amount required to be stated in such certificate by clause (2) above from the amount required to be stated therein by clause (1) above;

         (4) its non-operating revenues, which amount may include any portion of the allowance for funds used during construction (or any analogous amount);

         (5) the sum of the amounts required to be stated in such certificate by clauses (3) and (4) above;

         (6) the amount, if any, by which the amount required to be stated in such certificate by clause (4) above exceeds twenty per centum (20%) of the sum required to be stated by clause (5) above; and

         (7) the Company's 'net earnings' for such period (being the amount remaining after deducting in such certificate the amount required to be stated by clause (6) above from the sum required to be stated by clause
         (5) above).

         II. (A) the interest requirements for one year, at the respective interest rates, if any, borne prior to maturity, upon;

                  (i) all bonds authenticated hereunder and outstanding at the date of such certificate, except any for the payment or redemption of which the bonds applied for are to be issued; provided, however, that, if outstanding bonds of any series bear interest at a variable rate or rates, then the interest requirement on the bonds of such series shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate;

                  (ii) all bonds then applied for in pending applications for new bonds, including the application in connection with which such certificate is made; provided, however, that if bonds of any series are to bear interest at a variable rate or rates, then the interest requirement on the bonds of such series shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such bonds; and

                  (iii) the principal amount of all other indebtedness (except indebtedness for the payment of which the bonds applied for are to be issued and indebtedness secured by a lien, prior to the lien of this Indenture, for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien) outstanding on the date of such certificate and secured by a lien prior to the lien of this Indenture on any property subject to the lien of this Indenture, if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest on the principal thereof; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate.

         (B) the principal amount of the respective bonds and other obligations and indebtedness on which the annual interest charges referred to in subdivision II.(A) of this Section are calculated and the respective interest rates at which computed; and

         III. the 'interest earnings requirement', which shall be a figure equal to 200% of the aggregate annual interest charges specified in accordance with subdivision II (A) of this Section.

         "Notwithstanding anything herein to the contrary, neither profits nor losses from the sale or other disposition of property, nor extraordinary items of any kind or nature, whether items of revenue or expense, shall be included in calculating the 'interest earnings requirement'.

         "If any of the property of the Company owned by it at the time of the making of any net earnings certificate (a) shall have been acquired during or after any period for which the Company's net earnings are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Company's net earnings and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable, then the net earnings of such property (computed in the manner in this Section provided for the computation of the Company's net earnings, during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Company's net earnings, shall be so included.

         "In  any  case  where  a net  earnings  certificate  is  required  as a condition precedent to the authentication and delivery of bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required, or with respect to which a net earnings certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time outstanding; but no net earnings certificate need be made and signed by any person other than an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports."

         6. Section 7.05 of the Original Indenture shall be amended by changing the second percentage therein from "sixty per centum (60%)" to "seventy per centum (70%)".

         G.       Section 7.15 of the Original Indenture shall be deleted.

         H. Section 7.06 of the Original Indenture shall be amended by substituting for the amount of "$50,000", wherever the same appears therein, the phrase "an amount equal to the greater of $10,000,000 and 3% of the aggregate principal amount of the bonds then outstanding hereunder".

         I. The first paragraph of Section 10.04 shall be amended to read as follows:

                  "The Trustee shall, whenever from time to time requested by the Company, such request to be evidenced by an officer's certificate, without requiring compliance with any of the foregoing provisions of
         Section 10.03 hereof unless, under the provisions of said Section 10.03, the Company would then be required to furnish an independent engineer's certificate, in which event this paragraph shall not be applicable, release from the lien hereof any property, the fair value of which shall be stated in an engineer's certificate delivered to the Trustee simultaneously with such officer's certificate, which property, as stated in such engineer's certificate, is not useful or necessary in the conduct of the business of the Company, and provided further that the aggregate fair value of all property released pursuant to this
         Section in any calendar year shall not exceed an amount equal to the greater of $5,000,000 and 3% of the aggregate principal amount of bonds outstanding hereunder. Said engineer's certificate shall also state that such release will not impair the security under this Indenture in contravention of the provisions thereof. The Company covenants that it will deposit with the Trustee the consideration, if any, received by it upon the sale or other disposition of any property so released."

         J.       A new Section 15.04 reading as follows shall be added:

"Section 15.04.

         (a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of this Indenture, of any part of the mortgaged and pledged property which does not constitute the entirety, or substantially the entirety, thereof.

         (b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts of such properties."

         K. Section 7.16 of the Original Indenture shall be amended by deleting the word "independent" therefrom wherever it appears.

         L. The proviso at the end of paragraph (1) of Section 10.02 of the Original Indenture shall be deleted.

      Section 2.03. Additional amendments requiring consent of holders of all outstanding bonds. Each holder of a bond of the Fifty-third Series, by his acceptance thereof, shall thereby consent that at any time after the requisite consents, if any, of the holders of the bonds of other Series shall have been given as hereinafter provided, the Mortgage shall be amended in the following respects:

     A. Section 2.12 of the Original  Indenture  and all  references  to Section
2.12 within the Mortgage shall be deleted.

     B. Clause (a) of Section 1.11 of the Original Indenture shall be amended to read as follows:

"(a) ten-sevenths (10\7ths) of the aggregate principal amount of bonds theretofore authenticated and delivered upon the basis of unfunded net property additions (other than bonds deposited with the Trustee in satisfaction of sinking fund requirements under former Section 2.12 hereof) or for the authentication and delivery of which upon such basis any other application is then pending;"

      The amendments to the Mortgage set forth above shall become effective at the earlier of (a) such date as no bonds created prior to the bonds of the Fifty-third Series shall remain outstanding or (b) such date as the holders of all then outstanding bonds of all series created prior to the bonds of the Fifty-third Series shall have consented thereto. No further vote or consent of the holders of bonds of the Fifty-third Series shall be required to permit such amendments to become effective.

                                  ARTICLE THREE

                                SUNDRY PROVISIONS

      Section 3.01. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture as heretofore supplemented is hereby confirmed and adopted by the Company as its obligation. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the
Original   Indenture  except  in  cases  where  the  context  clearly  indicates otherwise.

      Section 3.02. All recitals in this Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as heretofore supplemented in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company.

      Section 3.03. Although this Supplemental Indenture is dated for convenience and for the purpose of reference as of May 1, 1999 the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

      Section 3.04. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Mortgage, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Mortgage.

      Section 3.05. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      Section 3.06. The headings of Articles, Sections and subsections contained in this Supplemental Indenture are included for convenient reference only and shall not be deemed to be a part of this Supplemental Indenture.

      Section 3.07. The Company gives notice that it claims the benefit of Sections 29-1-10 and 29-3-80, S.C. Code of Laws (1976), as amended, concerning the continuation of the lien until satisfied or released of record and attachment to after-acquired real property of the lien of both the Original Indenture, dated as of January 1, 1945, and all supplements and amendments thereto, consisting of Fifty-two Supplemental Indentures (and various other unnumbered, but recorded supplemental mortgages of after-acquired property for individual tracts or parcels), including the Fourth Supplemental Indenture, dated as of April 1, 1950, under which the Company assumed the Original Indenture as described on page two herein. The Original Indenture and the Fifty-two Supplemental Indentures and unnumbered supplements are recorded in the mortgage book of the appropriate counties; the Original Indenture and the Fourth Supplemental Indenture being recorded at the book and page numbers in such counties as set forth on Exhibit A attached hereto. The notice on the cover of this Fifty-third Supplemental Indenture is given pursuant to the aforesaid laws.

      Section 3.08. This Supplemental Indenture is intended by the parties hereto, as to properties now or hereafter encumbered by the Mortgage and located within the State of Georgia, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.

      The debtor and its mailing address are South Carolina Electric & Gas Company, 1426 Main Street, Columbia, South Carolina 29218. The secured party and its address from which information concerning the security interest may be obtained are The Chase Manhattan Bank, 450 West 33rd, New York, New York 10001.

      IN WITNESS WHEREOF, South Carolina Electric & Gas Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and The Chase Manhattan Bank, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

               SOUTH CAROLINA ELECTRIC & GAS
               COMPANY

(SEAL)

               By ...............................................
                        President or Vice President

Attest:

 .................................................
Secretary or Assistant Secretary

In the presence of:

 .................................................

 .................................................


                        THE CHASE MANHATTAN BANK

(SEAL)

             By ....................................................
                               Vice President

Attest:

 .............................................
Assistant Secretary


In the presence of:

 .............................................

 .............................................

                                     CONSENT

            The Bank of New York, as successor to NationsBank of Georgia, N.A., as the holder under the Indenture of the South Carolina Electric & Gas Company, dated as of April 1, 1993, as supplemented, of $1,115,035,000 principal amount of the First and Refunding Mortgage Bonds, hereby consents to the amendments set forth in Sections 2.02 and 2.03 of the Fifty-third Supplemental Indenture of South Carolina Electric & Gas Company dated as of May 1, 1999.

       THE BANK OF NEW YORK, as successor to NATIONSBANK OF GEORGIA, N.A.


(SEAL)

               By ...............................................
          Its   ..................................................
ATTEST:



By  .....................................................................
Its  ......................................................................

STATE OF SOUTH CAROLINA )  ss.:
COUNTY OF RICHLAND                       )


      Personally appeared before me _______________, and, being duty sworn, made oath that she saw the corporate seal of SOUTH CAROLINA ELECTRIC & GAS COMPANY affixed to the above written Supplemental Indenture, and that she also saw ______________, the ___________________, with ____________, Secretary, of said
SOUTH CAROLINA ELECTRIC & GAS COMPANY sign and attest the same, and that she, deponent, with ______________, witnessed the execution and delivery thereof as the act and deed of SOUTH CAROLINA ELECTRIC & GAS COMPANY.



                                                  Kelly Elkins

Subscribed and sworn to before me this
____ day of _______________, ______.             (NOTARIAL SEAL)

Patricia K. Haltiwanger

Notary Public for South Carolina
My Commission Expires May 15, 2006.



STATE OF SOUTH CAROLINA )  ss.:
COUNTY OF RICHLAND                       )



      On this 1st day of May, in the year one thousand nine hundred and ninety-nine, before me personally came Kevin Marsh, to me known, who, being by me duly sworn, did depose and say that he resides at 1003 Steeple Ridge Road, Irmo, South Carolina; that he is the Senior Vice President and Chief Financial Officer of SOUTH CAROLINA ELECTRIC & GAS COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                Patricia K. Haltiwanger...................
                                Notary Public for South Carolina
                                My Commission Expires May 15, 2006

                                            (NOTARIAL SEAL)

STATE OF NEW YORK     )   ss:
COUNTY OF NEW YORK )


      Personally appeared before me Eric Butler, and, being duly sworn, made oath that he saw the corporate seal of THE CHASE MANHATTAN BANK affixed to the above Supplemental Indenture, and that he also saw Glenn G. McKeever, Vice President, with William G. Keenan, Trust Officer, of said THE CHASE MANHATTAN BANK, sign and attest the same, and that he, deponent, with Natalia Rodriguez, witnessed the execution and delivery thereof as the act and deed of THE CHASE MANHATTAN BANK.


Subscribed and sworn to before me this Eric Butler 1st day of May, 1999.


Emily Fayan                                               (NOTARIAL SEAL)


Notary Public, State of New York
No. 24-4737006
Qualified in Kings County
Certificate filed in New York County
Commission Expires December 31, 1999





STATE OF NEW YORK     )  ss:
COUNTY OF NEW YORK )


    On this 1st day of May, in the year one thousand nine hundred and ninety-nine, before me personally came Glenn G. McKeever, to me known, who, being by me duly sworn, did depose and say that he resides at 213-08 73rd Avenue, Bayside, New York; that he is a Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                         Emily Fayan
Notary Public, State of New York
No. 24-4737006
Qualified in Kings County
Certificate filed in  New York County
Commission Expires December 31, 1999                   (NOTARIAL SEAL)